EXHIBIT 10.03

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

GENIUS PRODUCTS, INC.

COMMON STOCK WARRANT

Warrant No. N-___                                       Original Issue Date: February 17, 2009

GENIUS PRODUCTS, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, _______________ or his registered assigns (the “Holder”) is entitled to purchase from the Company up to a total of ____________ shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) for the price of $0.0001 per share, at any time and from time to time from and after the earlier of (i) the Authorized Shares Date and (ii) the consummation of a Fundamental Transaction and through and including February 17, 2014 (the “Expiration Date”), and subject to the terms and conditions set forth below.  This Warrant is one of several warrants aggregating up to 1,984,587,356 Warrant Shares (the “Total Warrant Shares”) issuable pursuant to the Purchase Agreement (as defined below).

1.  Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.  Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement shall have the respective definitions set forth in the Purchase Agreement.

“Authorized Shares Date” shall have the meaning set forth in Section 4(b).

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Exercise Price” means $0.0001, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (5) any liquidation, dissolution or winding up of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of February 17, 2009, to which the Company and the original Holder are parties.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

2.  Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.  Exercise and Duration of Warrants.

(a) Exercise Procedures.  This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the earlier of (i) the Authorized Shares Date and (ii) the consummation of a Fundamental Transaction through and including the Expiration Date.  At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.  Notwithstanding anything to the contrary herein, if the Authorized Shares Date has not occurred by June 30, 2009, then the Expiration Date shall be extended for each day thereafter that the Authorized Shares Date has not occurred.

(b) Mandatory Exercise.  At the earliest time that the Company has a sufficient number of authorized and unreserved shares of Common Stock to permit (A) the exercise of all (and not less than all) of the Total Warrant Shares and (B) the conversion of all (and not less than all) outstanding shares of the Company’s Series A Interim Convertible Preferred Stock into Common Stock in accordance with its terms (the “Authorized Shares Date”), the Company shall provide at least ten (10) days’ prior written notice of such event (including the notice contemplated under Section 9(e) to the extent there is an adjustment to the Exercise Price and/or the number of Warrant Shares), and upon the expiration of the period set forth therein, all of the Warrant Shares shall be deemed exercised for the maximum number of shares of Common Stock for which this Warrant is exercisable pursuant to the cashless exercise provisions of Section 10(b) hereof.  If the Holder desires to exercise this Warrant for cash, the Holder may so notify the Company prior to the expiration of the period set forth in such written notice, and the Holder may then exercise this Warrant for cash on or prior to the expiration of such period.

(c) Put Right.  If the Authorized Shares Date has not occurred by June 30, 2009, then the Holder will have the right, at any time and from time to time prior to the Authorized Shares Date, to require the Company to purchase all or any portion of this Warrant for a purchase price, payable in cash within five (5) Business Days after such request, equal to the Black Scholes value of the portion of this Warrant to be so purchased on the date of such request (calculated by the Company using (i) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg Financial Markets as of the trading day immediately preceding such date (provided that if such information is not available on Bloomberg, actual volatility will be as mutually agreed-upon by the Company and holders of a majority in interest of the Warrants being purchased) and (ii) a time to expiration equal to the lesser of 260 days and the actual number of days until expiration of this Warrant).

5. Delivery of Warrant Shares.

(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised.  Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends.  The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c) In addition to any other right available to the Holder, if by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount by which (x) the Buy-In Price exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.  Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.  Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (assuming, for this purpose, that this Warrant is exercisable in full regardless of whether the Authorized Shares Date has occurred at such time) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(c) Adjustments for Certain Issuances.  For so long as this Warrant shall remain outstanding, if the Company shall, at any time and from time to time:

(i)   Issue Additional Shares of Common Stock to the Company’s directors, officers, employees or consultants pursuant to an employee benefit plan or similar arrangement (which shall in any event exclude shares issued to such individuals as a dividend or distribution or stock split or combination in which all holders of Common Stock participate) (the “Management Retention Shares”), then and in such event, the aggregate number of Warrant Shares issuable upon exercise of this Warrant shall be increased to a number of Warrant Shares equal to the product of (i) the quotient of the aggregate number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the issue of Additional Shares of Common Stock divided by the aggregate number of issued and outstanding shares of Common Stock immediately prior to the issue of Additional Shares of Common Stock and (ii) the sum of the aggregate number of issued and outstanding shares of Common Stock immediately prior to the issue of Additional Shares of Common Stock and the aggregate number of Management Retention Shares issued as of the date of such calculation.  For purposes of this Subsection 9(c)(i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or issuable by the Company pursuant to (i) restricted stock grants, (ii) the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock, or (iii) the conversion or exchange of equity securities of the Company, but shall exclude the options to purchase or grants of restricted stock in the amount of 1,014,136,410 shares of Common Stock contemplated by Section 4.7 (and Schedule 4.7) of the Purchase Agreement.

(ii)   Issue additional warrants covering warrant shares that are part of the Total Warrant Shares (which shall in any event exclude shares issued to individuals as a dividend or distribution or stock split or combination in which all holders of Common Stock participate) then and in such event, the aggregate number of Warrant Shares issuable upon exercise of this Warrant shall be increased to a number of Warrant Shares equal to the product of (i) the quotient of the aggregate number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the issue of such additional warrants divided by the aggregate number of issued and outstanding shares of Common Stock immediately prior to the issue of such additional warrants and (ii) the sum of the aggregate number of issued and outstanding shares of Common Stock immediately prior to the issue of such additional warrants and the aggregate number of warrant shares underlying such additional warrants.

(d) Fundamental Transactions.  If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (assuming, for this purpose, that this Warrant is exercisable in full regardless of whether the Authorized Shares Date has occurred at such time) (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity (including, without limitation, the Company) in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request (calculated by the Company using (i) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg Financial Markets as of the trading day immediately preceding such date (provided that if such information is not available on Bloomberg, actual volatility will be as mutually agreed-upon by the Company and holders of a majority in interest of the Warrants being purchased) and (ii) a time to expiration equal to the lesser of 260 days and the actual number of days until expiration of this Warrant).  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(e) Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f) Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable, except for calculations of Exercise Price per share, which shall be made without any rounding.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(h) Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise.  The Holder may deliver immediately available funds; or

(b) Cashless Exercise.  The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the closing price (or average of the closing bid and asked if there is no closing price) for the Trading Day immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.  No Fractional Shares.  No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

12.  Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Company, to Genius Products, Inc., 3301 Exposition Blvd., Suite 100, Santa Monica, CA 90404, Attention: Chief Executive Officer, or to facsimile no.: (310) 401-2865 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.  Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14.  Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GENIUS PRODUCTS, INC.

By:	/s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Chief Executive Officer

EXERCISE NOTICE
GENIUS PRODUCTS, INC.
WARRANT DATED FEBRUARY 17, 2009

The undersigned Holder hereby irrevocably elects to purchase  _____________ shares of Common Stock pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1) The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

____                 “Cash Exercise” under Section 10

____                 “Cashless Exercise” under Section 10

(3) If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

GENIUS PRODUCTS, INC.
WARRANT ORIGINALLY ISSUED FEBRUARY 17, 2009
WARRANT NO. 1

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase  ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                      _______________, ____

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________